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                                                                      EXHIBIT 23

                             CONSENT OF OLIVE LLP

We consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 33-31034, File No. 333-04013 and File No. 333-56111, of our
report dated February 5, 1999 contained in the 1998 Annual Report on Form 10-K of Ameriana Bancorp.

/s/ Olive LLP

Indianapolis, Indiana
March 30, 1999